                                                                      EXHIBIT 12

                              ALASKA AIRLINES, INC.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN THOUSANDS, EXCEPT RATIOS)


                                             2002            2001           2000            1999            1998
                                             ----            ----           ----            ----            ----
Earnings:
Income before income tax expense          $ (87,368)      $ (16,421)      $(20,079)      $ 186,525       $ 191,279

Less: Capitalized interest                   (2,051)         (7,459)       (13,799)        (10,380)         (5,570)
Add:
Interest on indebtedness                     46,261          47,432         36,043          16,339          17,432
Amortization of debt expense                    815             695            322             429             512
Amortization of capitalized interest          4,993           5,013          4,736           4,663           4,593
Portion of rent under long-term
  operating leases representative
  of an interest factor                      65,896          64,161         62,691          65,243          64,533
                                          ---------       ---------       --------       ---------       ---------
Earnings Available for Fixed Charges      $  28,546       $  93,421       $ 69,914       $ 262,819       $ 272,779
                                          =========       =========       ========       =========       =========


Fixed Charges:
Interest on indebtedness                     46,261          47,432         36,043          16,339          17,432
Amortization of debt expense                    815             695            322             429             512
Portion of rent under long-term
  operating leases representative
  of an interest factor                      65,896          64,161         62,691          65,243          64,533
                                          =========       =========       ========       =========       =========
Total Fixed Charges                       $ 112,972       $ 112,288       $ 99,056       $  82,011       $  82,477
                                          =========       =========       ========       =========       =========
Ratio of Earnings to Fixed Charges             0.25            0.83           0.71            3.20            3.31
                                          =========       =========       ========       =========       =========
Coverage deficiency                       $  84,426       $  18,867       $ 29,142              --              --
                                          =========       =========       ========       =========       =========